EXHIBIT 10.20
             Severance Agreement and Mutual General Release between
                       NBT Bancorp Inc. and Joe C. Minor.

                 SEVERANCE AGREEMENT AND MUTUAL GENERAL RELEASE


         This is a Severance Agreement and Mutual General Release ("Agreement")
between  NBT  Bancorp,  Inc.  ("NBTB")  and  Joe  C.  Minor  ("Executive").   In
consideration of the mutual promises and commitments made herein, and intending to be legally bound hereby, NBTB and Executive agree as follows:

         1. Effective at 11:59p.m. on January 26, 2001, Executive has elected to retire and resign voluntarily from all positions he holds as an officer or director or both of NBTB or its subsidiaries and affiliates, as the case may be, and in accordance with the provisions of his employment agreement, dated January 1, 2000. Executive further acknowledges that, as a result of his retirement, his employment relationship with NBTB will be permanently and irrevocably severed and that NBTB will have no obligation, contractual or otherwise, to rehire or reinstate him after January 26, 2001.

         2. NBTB agrees to purchase, or will arrange for a third party to purchase, the Executive's residence at One Wales Drive, Norwich, New York ("Wales Property") at a purchase price equal to: the value delineated in an appraisal prepared by an appraiser selected by NBTB from the list of appraisers maintained by NBT Bank, National Association or the value of the Executive's investment in the Wales Property, whichever value is greater. After such purchase, NBTB or the third party purchaser, as the case may be, will agree to lease the Wales Property to the Executive at a mutually agreed upon rental rate, on a month-to-month term, for as long as the Executive chooses; provided, however, that this month-to-month rental arrangement shall terminate within 12 months of the date of this Agreement.

         3. NBTB agrees to pay Executive by wire transfer in immediately available funds to an account designated by Executive on January 26, 2001 or seven (7) days after execution of this Agreement by Executive, whichever is later, the following:

         A.       one million two hundred thousand dollars ($1,200,000); and
         B. an amount equal to Executive's normal bonus payout under his existing employment agreement for the calendar year
                  2000, if not received prior to January 26, 2001.

         Furthermore, NBTB will transfer title to the automobile and personal laptop computer currently used by Executive on January 26, 2001 or seven (7) days after execution of this Agreement by Executive, whichever is later, and will continue in force the medical health insurance benefit program for Executive and on a self-paid basis for dependents of Executive, subject to any COBRA provisions, that is in effect on January 26, 2001, until Executive reaches the age of sixty-two (62) years.

         Executive will also be entitled to receive no later than January 26, 2001, a grant of stock options pursuant to the NBT Bancorp, Inc. 1993 Stock Option Plan in accordance with his existing employment agreement.

         4. Executive acknowledges and agrees that, except for the payments under paragraphs 3A and 3B (which are subject to the normal withholding rules), he is responsible for the payments of all federal, state and local estimated quarterly income tax payments for the blue-book value of the automobile and used value of the laptop computer as determined by NBTB.

         5. Nothing in this Agreement shall affect Executive's vested portion of his account in NBTB's employee benefit and retirement programs. NBTB and Executive agree that the terms and provisions of Executive's current employment agreement shall remain in full force and effect up to and including January 26, 2001, except that Executive agrees to renounce any right to the payment of any salary to him for the period from January 1 to January 26, 2001 and any vacation accrual that may be earned for the calendar year 2001 and in exchange for such renouncement, NBTB shall award the Executive, on December 31, 2000, eighteen additional vacation days to be used by the Executive in January 2001. NBTB shall pay the Executive for these vacation days at his current rate of compensation. Executive specifically acknowledges that this current employment agreement shall be null and void as of January 27, 2001.

         6.A. Executive acknowledges that certain business methods, creative techniques, and technical data of NBTB, its subsidiaries, and its affiliates and the like are deemed by NBTB to be and are in fact confidential business information of NBTB, its subsidiaries or its affiliates or are entrusted to third parties. Such confidential information includes but is not limited to procedures, methods, sales relationships developed while in the service of NBTB, its subsidiaries or its affiliates, knowledge of customers and their requirements, marketing plans, marketing information, studies, forecasts, and surveys, competitive analyses, mailing and marketing lists, new business proposals, lists of vendors, consultants, and other persons who render service or provide material to NBTB, its subsidiaries or their affiliates, and compositions, ideas, plans, and methods belonging to or related to the affairs of NBTB, its subsidiaries, or their affiliates. In this regard, NBTB asserts proprietary rights in all of its business information and that of its subsidiaries or affiliates, except for such information as is clearly in the public domain. Notwithstanding the foregoing, information that would be generally known or available to persons skilled in Executive's fields shall be considered to be "clearly in the public domain" for the purposes of the preceding sentence. Executive agrees that he will not disclose or divulge to any third party, except as may be required by his duties hereunder, by law, regulation, or order of a court or government authority, or as directed by NBTB, nor shall he use to the detriment of NBTB, its subsidiaries, or its affiliates or use in any business or on behalf of any business competitive with or substantially similar to any business of NBTB, its subsidiaries, or their affiliates any confidential business information obtained during the course of his employment with NBTB, its subsidiaries or affiliates. The foregoing shall not be construed as restricting Executive from disclosing such information to the employees of NBTB, its subsidiaries, or their affiliates.

         B. Executive hereby agrees that from January 27, 2001 to January 26, 2003, Executive will not (i) engage in the business activities that NBTB or any of its subsidiaries and affiliates are engaged in on January 27, 2001, other than on behalf of NBTB, its subsidiaries or their affiliates within the Market Area (as hereinafter defined); (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any firm, corporation, or other entity (other than NBTB, its subsidiaries or their affiliates) engaged in the business same as NBTB in the Market Area; or (iii) directly or indirectly solicit or otherwise intentionally cause any person known to Executive to be an employee, officer, or member of the Board of Directors of NBTB or any of their affiliates to engage in any action prohibited under (i) or (ii) of this paragraph 6B; provided that the ownership by Executive as an investor of not more than five percent of the outstanding shares of stock of any corporation, or the shares of any investment company as defined in section 3 of the Investment Company Act of 1940, as amended, shall not in itself constitute a violation of Executives obligations under this paragraph 6B.

         C. Executive acknowledges and agrees that irreparable injury will result to NBTB in the event of a breach of any of the provisions of this paragraph 6 (the "Designated Provisions") and that NBTB will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy NBTB may have, NBTB shall be entitled to the entry of a preliminary and permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction in Chenango County, New York, or elsewhere, to restrain the violation or breach thereof by Executive, and Executive submits to the jurisdiction of such court in any such action.

         D. It is the desire and intent of the parties that the provisions of this paragraph 6 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this paragraph 6 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this paragraph 6 shall be unenforceable with respect to scope, duration, or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to NBTB, to the fullest extent permitted by applicable law, the benefits intended by this paragraph 6.

         E. As used herein, "Market Area" shall mean the area or areas delineated by circles formed by radii extending twenty-five miles from (i) Norwich, New York, (ii) the authorized branches of NBT Bank, National Association and any successor as they may exist from time to time, and (iii) each branch of a depository institution or subsidiary affiliated with NBTB or its successor for which Executive has or has had significant executive or managerial responsibilities.

         7. If all or any portion of the amounts payable to Executive under this Agreement, either alone or together with other payments which Executive has the right to receive from NBTB, constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986 (the "Code") that are subject to the excise tax imposed by Section 4999 of the Code (or any successor sections), NBTB shall increase the amounts payable hereunder to the extent necessary to place Executive in the same after-tax position as he would have been in had no such excise tax been imposed on the payments hereunder. The determination of the amount of any such excise taxes shall be made by the independent accounting firm retained by NBTB.

                  If at a later date it is determined (pursuant to final regulations or published rulings of the Internal Revenue Service ("IRS"), assessment by the IRS or otherwise) that the amount of excise taxes payable by Executive is greater than the amount initially so determined, then NBTB shall pay Executive an amount equal to the sum of (A) such additional excise taxes, plus (B) any interest, fines and penalties with respect to such additional excise taxes, plus (C) the amount necessary to reimburse Executive for any income, excise or other taxes payable by Executive with respect to the amounts specified in (A) and (B) above and the reimbursement provided by this clause
(C).

         8. In consideration for NBTB's commitments hereunder, Executive hereby remises, releases and forever discharges NBTB and each and all of its past and present subsidiaries, parent and related corporations, companies and divisions, and its past and present directors, trustees, officers, managers, supervisors, employees, attorneys, and agents, and their predecessors, successors and assigns (referred to collectively in this Agreement as "Releasees"), from any and all claims, debts, agreements, complaints or causes of action (hereinafter, collectively, "claims"), whether known or unknown, that he ever had, now has, or hereafter can, shall or may have against any or all of the Releasees, for, upon, or by reason of any cause, matter, thing or event whatsoever occurring at any time from the date of Executive's birth up to and including January 26, 2001. Executive acknowledges and understands that the claims being released in this paragraph include, but are not limited to: (i) any claim based on contract or in tort or common law; (ii) any claim based on or arising under any civil rights or employment discrimination laws, such as the Federal Age Discrimination in Employment Act (29 U.S.C. ss. 621 ET SEQ.) (hereinafter, "ADEA"), Title VII of the Civil Rights Act of 1964 (42 U.S.C. ss. 2000e ET seq.), or the New York Human Rights Law (McKinney's N.Y. Executive Law, Ch. Eighteen, Art. 15, ss. 290 et. seq.); (iii) any claim based on or arising under any employment related law, such as the Employee Retirement Income Security Act of 1974, as amended (29 U.S.C. ss. 301 ET SEQ.), the Equal Pay Act (29 U.S.C. ss. 201 ET SEQ.), the Americans With Disabilities Act (42 U.S.C. ss. 12101 ET SEQ.), the Family and Medical Leave Act (29 U.S.C. ss. 2601 ET SEQ.), or the Fair Labor Standards Act, as amended (29 U.S.C. ss. 201 ET SEQ.); (iv) any claim based on or arising out of Executive's employment by NBTB and its predecessors and/or his resignation therefrom including any claims pursuant to his employment agreement dated January 1, 2000; and (iv) any claims for compensatory, liquidated or punitive damages, damages for emotional distress, back pay, front pay, and benefits. In addition, effective upon the eighth day following execution of this Agreement by Executive, Executive shall have hereby waived any and all claims, whether known or unknown, that he ever had, now has, or hereafter can, shall or may have under the Change-in-Control Agreement, as that term is defined in the Executive's employment agreement dated January 1, 2000. Executive understands that, by signing this Agreement, he waives all claims he ever had, now has, or may have against any of the Releasees. NBTB does hereby remise, release and forever discharge Executive from any and all claims, debts, agreements, complaints, liabilities, payments, accountings, actions and causes of action, whatsoever, whether known or unknown, at the date and time Executive executes this Agreement, that NBTB does, shall or might have against Executive, for, upon or by reason of any cause, matter, thing or event whatsoever occurring at any time from the date of Executive's birth to and including the date and time he executes this Agreement. NBTB understands that, by the execution of this Agreement by an authorized officer, NBTB waives all claims it ever had, now have, or may have against Executive, including, but not limited to, claims arising out of his employment prior to the date and time he executes this Agreement. This release does not apply to the requirements and obligations contained within this Agreement nor to the vested rights of the Executive under the Qualified Plan, 401(k) Plan, ESOP, and Stock Option Plan of NBTB.

         9. Executive further covenants and agrees not to sue any of the Releasees for any claims released hereunder, nor to assert any such claims against any of the Releasees for any purpose. Any claim for a breach of any provision of this Agreement may be remedied only by a lawsuit to enforce the Agreement and will not invalidate any party's release of claims.

         10. Executive agrees that the terms of this Agreement are confidential, and that he will not disclose or publicize the terms of this Agreement or the amounts paid or agreed to be paid pursuant to this Agreement to any person or entity, except to his attorney or accountant, or to a government agency for the purposes of the payment or collection of taxes or application for unemployment compensation. NBTB agrees that the terms of this Agreement are confidential and they will not knowingly disclose or publicize (or knowingly permit their employees to disclose or publicize) the terms of this Agreement or the amount paid pursuant to this Agreement to any person or entity except their officers, directors, attorneys or accountants, or to a government agency or representative thereof; provided, however, that NBTB does not guarantee that none of its employees will not make any such disclosure or publication; and provided further, that NBTB reserves the right to disclose the terms of this Agreement in any filing required under the rules and regulations promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission ("SEC") if, in the opinion of NBTB's counsel, such disclosure is required under such rules and regulations of the SEC.

         11. All executed copies of this Agreement, and photocopies thereof, shall have the same force and effect and shall be as legally binding and enforceable as the original.

         12. All provisions of this Agreement are severable, and if any of them is determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force to the fullest extent permitted by law.

         13. This Agreement is binding on Executive and on his successors, administrators, heirs and assigns, and inures to the benefit of each of NBTB and the Releasees and their successors, predecessors, heirs, executors, administrators or assigns, as the case may be.

         14. Executive acknowledges that he has been advised of his rights to consult with an attorney before signing this Agreement and that he has been encouraged to do so. Consequently, he has been represented by independent counsel in this matter.

         15. Executive makes the following additional representations to NBTB, each of which is significant and an important consideration for NBTB's willingness to enter into the Agreement:

                  A. Executive expressly acknowledges that if he did not execute the Agreement, he would not be entitled to receive the money set forth in paragraph 3 A.

                  B. Executive acknowledges that he has been given a full and fair opportunity to review the Agreement. NBTB specifically recommended that Executive consult with an attorney before executing the Agreement, and he has been allowed up to twenty-one (21) days to consider whether to accept the Agreement. Executive acknowledges that he is signing this Agreement voluntarily and of his own free will, with full knowledge of the nature and consequences of its terms.

                  C. Executive understands that he may change his mind, not retire and revoke the Agreement at any time during the seven (7) days after he signs the Agreement, provided he does so in writing, in which case none of the provisions of the Agreement will have any effect. Executive understands that he will not be entitled to receive any payments under the Agreement until the seven
(7) day revocation period has expired without revocation of the Agreement.

         16. By entering into this Agreement, NBTB does not admit that it or any of its employees violated any law or any legal right of Executive and, in fact, NBTB expressly denies liability. NBTB is entering into this Agreement solely for the purpose of effectuating a mutually satisfactory retirement benefit for Executive and, therefore, Executive's termination of his positions, as an officer or director or both of NBTB, its subsidiaries and affiliates.

         17. By entering into this Agreement, neither Executive, nor NBTB admits that he or they, or any of their employees, violated any law or legal right of the other, and, in fact, Executive and NBTB expressly deny liability or responsibility. They are entering into this Agreement solely for the purpose of effectuating a mutual satisfactory retirement of Executive from his employment, and termination of his positions with NBTB, its subsidiaries and affiliates.

         18. The Agreement and all acts and transactions contemplated hereunder shall be governed, construed and interpreted in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

         19.      Each party shall be responsible for its own attorneys' fees.

         20. NBTB and Executive agree that this Agreement will have no force and effect, unless and until NBTB and Executive enter into the Supplemental Retirement Agreement between NBTB and Executive, dated October 13, 2000, as set forth at Exhibit A to this Agreement.

         21. This is the complete and final agreement between the parties and supersedes all prior or contemporaneous agreements, employment offers, negotiations or retirement discussions with respect to such subject matters with the specific exception of the Supplemental Retirement Agreement set forth at Exhibit A hereto and to the vested rights of the Executive under the Qualified Plan, 401(k) Plan, ESOP, and Stock Option Plan of NBTB, all of which are reserved to the Executive.

                                      NBT BANCORP, INC.


By:      /S/ Joe C. Minor             By:  /S/ Daryl R. Forsythe
         Joe C. Minor                      Daryl R. Forsythe,
                                           President and Chief Executive Officer
         Date:    10/13/00                 Date:  10/16/00

                                                                      EXHIBIT A

                        SUPPLEMENTAL RETIREMENT AGREEMENT


         This sets forth the terms of an agreement for the payment of supplemental retirement income ("Agreement") made as of October 13, 2000 between
(i) NBT BANCORP INC., a Delaware corporation and a registered bank holding company, and NBT BANK, NATIONAL ASSOCIATION, a national banking association chartered under the laws of the United States, both having offices located at Norwich, New York (collectively, the "Bank"), and (ii) JOE C. MINOR, an individual residing at One Wales Drive, Norwich, New York 13815, and who is a member of a select group of management or highly compensated employees within the meaning of section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("Minor").

                                Witnesseth That:


         WHEREAS, NBTB, the Bank and Minor desire to make changes in Minor's current Supplemental Retirement Agreement as part of Minor's retirement and severance arrangement as an officer or director of NBTB, the Bank or any of their subsidiaries and affiliates, as the case may be;

         WHEREAS, NBTB and Minor have entered into a Severance Agreement and Mutual General Release with respect to his retirement on even date herewith;

         NOW,   THEREFORE,   in  consideration  of  these  premises  and  mutual
agreements hereinafter set forth, intending to be legally bound, the parties agree as follows:

1. PURPOSE OF THE AGREEMENT. The purpose of this Agreement is to provide Minor a supplemental retirement benefit in accordance with the terms of this Agreement.

2. DEFINITIONS. For purposes of this Agreement, the following words shall have the meaning indicated:

         (a) ACTUARIAL EQUIVALENT. "Actuarial Equivalent" shall have the same meaning the term "Actuarial Equivalent" has under Section 2.03 of the Qualified Plan using the following actuarial assumptions:

                  MORTALITY:        Applicable Mortality Rate" as such term is
                                    defined in Section 2.03c of the Qualified
                                    Plan.

                  INTEREST RATE:    "Applicable Interest Rate" as such term is
                                    defined in Section 2.09b of the Qualified
                                    Plan.

         (b) CAUSE. "Cause" shall mean Minor's willful or gross misconduct with respect to the business and affairs of the Bank, or with respect to any of its affiliates.

         (c) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (d) DETERMINATION DATE. "Determination Date" shall mean the first day of the month following Minor's 62nd birthday.

         (e) OTHER RETIREMENT BENEFITS. "Other Retirement Benefits" shall mean the sum of:

                  (i) The annual benefit payable to Minor from the Qualified Plan, plus

                  (ii) The annual benefit that could be provided by (A) Bank contributions (other than elective deferrals) made on Minor's behalf under the NBT Bancorp Inc. 401(k) and Employee Stock Ownership Plan, and (B) actual earnings on contributions in (A), if such contributions and earnings were converted to a benefit payable on the Determination Date in the same form as the benefit paid under this Agreement, using the same actuarial assumptions as are provided under subparagraph 2(a).

         The amount of Other Retirement Benefits shall be determined by an actuary selected by the Bank, with such determination to be made without reduction for payment of benefits prior to any stated "normal retirement date" and without regard to whether Minor is receiving payment of such benefits on the Determination Date. To the extent Minor receives a payment of Other Retirement Benefits described in subparagraph 2(e)(ii) prior to the date the Supplemental Retirement Benefit is determined pursuant to this Agreement, the total of such Other Retirement Benefits shall be determined by including and assuming that such amounts earned interest at a variable rate equal to the one-year United States Treasury bill rate as reported in the New York edition of The Wall Street Journal on the Determination Date from the date received to the date Other Retirement Benefits are calculated for purposes of this Agreement.

         (f) PRESENT VALUE. "Present Value" shall mean the present value of a benefit determined on the basis of the following actuarial assumptions:

                  MORTALITY:        "Applicable Mortality Rate" as such term is
defined in Section 2.03c of the Qualified Plan.

                  INTEREST RATE:    "Applicable Interest Rate" as such term is
defined in Section 2.09b of the Qualified Plan.

         (g) QUALIFIED PLAN. "Qualified Plan" shall mean the NBT Bancorp Inc. Defined Benefit Pension Plan and Cash Balance Plan.

         (h) SOCIAL SECURITY BENEFIT. "Social Security Benefit" shall mean Minor's actual social security benefit at his Social Security Retirement Age.

         (i) SOCIAL SECURITY RETIREMENT AGE. "Social Security Retirement Age" shall have the same meaning the term "Social Security Retirement Age" has under Section 2.58 of the Qualified Plan.

         (j) YEAR OF SERVICE. "Year of Service" shall mean a calendar year in which Minor completes not less than 1,000 hours of service.

3.       AMOUNT OF SUPPLEMENTAL RETIREMENT BENEFIT.

         (a) AMOUNT PAYABLE ON AND AFTER AGE 62. At age 62, Minor, subject to the other terms and conditions of this Agreement, shall be paid by the Bank an annual "Supplemental Retirement Benefit" determined as follows:

                  (i) ON AND AFTER AGE 62 BUT BEFORE SOCIAL SECURITY RETIREMENT AGE. Minor shall be entitled to a Supplemental Retirement Benefit on and after his 62nd birthday but before his Social Security Retirement Age in an amount equal to the excess of (1) $90,000, over (2) Minor's Other Retirement Benefits, determined as of the Determination Date and calculated in accordance with paragraph 2(e).

                  (ii) ON AND AFTER SOCIAL SECURITY RETIREMENT AGE. Minor shall be entitled to a Supplemental Retirement Benefit on and after his Social Security Retirement Age in an amount equal to the excess of (1) $90,000, over (2) the sum of (a) Minor's Other Retirement Benefits, determined as of the Determination Date and calculated in accordance with paragraph 2(e), plus (b) Minor's Social Security Benefit.

4.       TIME OF PAYMENT.

         (a) Except as provided in paragraph 6 (payment on death), the Bank shall pay the Supplemental Retirement Benefit commencing on the first day of the month following Minor's attainment of age 62.

5.       FORM OF PAYMENT.

         (a) The Supplemental Retirement Benefit described in paragraph 3 of this Agreement shall be paid as a straight life annuity, payable in monthly installments, for Minor's life; provided, however, that if Minor has no surviving spouse and dies, all payments shall cease and the Bank's obligation under this Agreement shall be deemed to have been fully discharged.

         (b) Notwithstanding the form of payment described in subparagraph 5(a), if Minor is married on the date payment of the Supplemental Retirement Benefit commences, and Minor dies subsequent to that date, the benefit shall be paid as a 50% joint and survivor annuity with Minor's spouse as the Beneficiary. The 50% joint and survivor annuity shall be the Actuarial Equivalent of the benefit described in subparagraph 5(a). If the Supplemental Retirement Benefit is

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payable pursuant to this subparagraph  5(b), but Minor's spouse fails to survive him, no payments will be made pursuant to this Agreement following Minor's death.

         (c) Notwithstanding the foregoing provisions of this paragraph 5, the Bank, in its sole discretion, may accelerate the payment of all or any portion of the Supplemental Retirement Benefit or the reduced early Supplemental Retirement Benefit at any time. Any payment accelerated in accordance with this subparagraph 5(c) shall be the Actuarial Equivalent of the payment being accelerated. The Bank will use its best efforts, in good faith, to structure any such payment so as to avoid a constructive receipt to Executive.

6.   PAYMENTS UPON MINOR'S DEATH.  Except as provided in subparagraphs 6(a) and
     (b), if Minor shall die before his 62nd birthday, no payment shall be due under this Agreement.

         (a) If Minor elects early retirement pursuant to the Severance Agreement and Mutual General Release dated October 13, 2000, and he dies before payment of any Supplemental Retirement Benefit has commenced, Minor's surviving spouse shall be paid, in monthly installments, as a straight life annuity, 50 percent of such Supplemental Retirement Benefit for her life commencing within 30 days following Minor's death, subject to the right of the Bank to accelerate such payments as provided in subparagraph 5(c). However, if Minor's spouse fails to survive him, no payments shall be made under this Agreement.

         (b) If Minor's death shall occur after payment of a Supplemental Retirement Benefit has commenced, Minor surviving spouse shall receive payments under this Agreement to the extent provided in paragraph 5.

7. POWERS. The Bank shall have such powers as may be necessary to discharge its duties under this Agreement, including the power to interpret and construe this Agreement and to determine all questions regarding employment, disability status, service, earnings, income and such factual matters as birth and marital status. The Bank's determinations hereunder shall be conclusive and binding upon the parties hereto and all other persons having or claiming an interest under this Agreement. The Bank shall have no power to add to, subtract from, or modify any of the terms of this Agreement. The Bank's determinations hereunder shall be entitled to deference upon review by any court, agency or other entity empowered to review its decisions, and shall not be overturned or set aside by any court, agency or other entity unless found to be arbitrary, capricious or contrary to law.

8.       CLAIMS PROCEDURE.

         (a) Any claim for benefits by Minor or his spouse shall be made in writing to the Bank. In this paragraph, Minor and his spouse are referred to as "claimants."

         (b) If the Bank denies a claim in whole or in part, it shall send the claimant a written notice of the denial within 90 days after the date it receives a claim, unless it needs additional time to make its decision. In that case, the Bank may authorize an extension of an additional 90 days if it notifies the claimant of the extension within the initial 90-day period. The extension notice shall state the reasons for the extension and the expected decision date.

         (c) A denial notice shall contain:

                  (i) The specific reason or reasons for the denial of the claim;

                  (ii) Specific reference to pertinent Agreement provisions upon which the denial is based;

                  (iii) A description of any additional material or information necessary to perfect the claim, with an explanation of why the material or information is necessary; and

                  (iv)  An explanation of the review procedures provided below.

         (d) Within 60 days after the claimant receives a denial notice, he or she may file a request for review with the Bank. Any such request must be made in writing.

         (e) A  claimant  who  timely  requests  review  shall have the right to
review  pertinent  documents,   to  submit  additional  information  or  written
comments, and to be represented.

         (f) The Bank shall send the claimant a written decision on any request for review within 60 days after the date it receives a request for review, unless an extension of time is needed, due to special circumstances. In that case, the Bank may authorize an extension of an additional 60 days, provided it notifies the claimant of the extension within the initial 60-day period.

         (g)      The review decision shall contain:

                  (i)  The specific reason or reasons for the decision; and

                  (ii) Specific reference to the pertinent Agreement provisions upon which the decision is based.

         (h) If the Bank does not send the claimant a review decision within the applicable time period, the claim shall be deemed denied on review.

         (i) The denial notice or, in the case of a timely review, the review decision (including a deemed denial under subparagraph 8(h)) shall be the Bank's final decision.

9. ASSIGNMENT. Neither Minor nor his spouse may transfer his, her or their right to payments to which he, she or they are entitled under this Agreement. Except insofar as may otherwise be required by law, any Supplemental Retirement Benefit payable under this Agreement shall not be subject in any manner to alienation by anticipation, sale, transfer, assignment, pledge or encumbrance, nor subject to the debts, contracts, or liabilities of Minor or his spouse.

10. CONTINUED EMPLOYMENT. This Agreement shall not be construed as conferring on Minor a right to continued employment with the Bank.

11.  FUNDING.

         (a) The Supplemental Retirement Benefit at all times shall be entirely unfunded, and no provision shall at any time be made with respect to segregating any assets of the Bank for payments of any benefits hereunder, except that in the event of a Change of Control, the Bank, within five (5) days of such Change of Control, shall fund a grantor trust within the meaning of section 671 of the Code with an amount sufficient to cover all potential liabilities under this Agreement.

         (b) Neither Minor nor his spouse shall have any interest in any particular assets of the Bank by reason of the right to receive a benefit under this Agreement. Minor and his spouse shall have only the rights of general unsecured creditors of the Bank with respect to any rights under this Agreement.

         (c) Nothing contained in this Agreement shall constitute a guarantee by the Bank or any entity or person that the assets of the Bank will be sufficient to pay any benefit hereunder.

12. WITHHOLDING. Any payment made pursuant to this Agreement shall be reduced by federal and state income, FICA or other employee payroll, withholding or other similar taxes the Bank may be required to withhold. In addition, as the Supplemental Retirement Benefit accrues during Minor's employment with the Bank, the Bank may withhold from Minor's regular compensation from the Bank any FICA or other employee payroll, withholding or other similar taxes the Bank may be required to withhold.

13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Bank.

14. APPLICABLE LAW. This Agreement shall be construed and administered in accordance with the laws of the State of New York, except to the extent preempted by federal law.

15. AMENDMENT. This Agreement may not be amended, modified or otherwise altered except by written instrument executed by both parties.

16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties, and supersedes all prior agreements or understanding (whether oral or written) between the parties, relating to deferred compensation and/or supplemental retirement income.

         IN WITNESS WHEREOF, the parties hereby execute this Agreement as follows:

                                      NBT BANCORP INC.



                                      By:  /S/  Everett A. Gilmour

Date:  10/16/00                       Its:  Chairman of the Board


                                      NBT BANK, NATIONAL ASSOCIATION


                                      By:  /S/ Daryl R. Forsythe

Date:  10/16/00                       Its:  Chairman & CEO




Date:  10/13/00                       /S/ Joe C. Minor
                                      JOE C. MINOR




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